termination agreement

This Termination Agreement (the “Agreement”) dated as of October 18, 2012 is by and between Hunter Drilling, LLC (“Hunter Drilling”) and First Security Bank as Indenture Trustee for the Holders of certain Senior Series 2009A Debentures and Series 2009B Debentures (the “Trustee”).

WHEREAS, Hunter Drilling and the Trustee have entered into an Asset Purchase Agreement dated as of July 19, 2012 with respect to the purchase by Hunter Drilling of certain assets of O&G Leasing, LLC (“O&G”) and Performance Drilling Company, LLC (“Performance”) (the “Asset Purchase Agreement”);

WHEREAS, Red Mountain Resources, Inc. (“RMR”), the parent company and sole member of Hunter Drilling, is a party to the Asset Purchase Agreement solely with respect to the provisions of Sections 2.4(b), 2.4(c) and 7.2 of the Asset Purchase Agreement;

WHEREAS, Hunter Drilling and RMR assert that based on the amount of accrued administrative obligations in the chapter 11 cases involving O & G and Performance, in addition to other facts, the closing of the Asset Purchase Agreement is an impossibility;

WHEREAS, the Trustee does not agree with the assertions of Hunter Drilling and RMR in the immediately preceding recital;

WHEREAS, the Trustee asserts that Hunter Drilling and RMR are unable to perform their respective obligations under the Asset Purchase Agreement based upon, among other things, information contained in RMR’s Form 10-K filing on September 13, 2012 and RMR’s Form 10-Q filing on October 16, 2012;

WHEREAS, RMR and Hunter Drilling do not agree with the assertions of the Trustee in the immediately preceding recital;

WHEREAS, Section 2.4(a)(3) of the Asset Purchase Agreement requires Hunter Drilling to provide, on or before October 23, 2012, evidence reasonably satisfactory to the Trustee that Hunter Drilling has sufficient conversions of debentures as required by Sections 2.4(b)(2) and 2.4(c)(2) of the Asset Purchase Agreement and/or Cash in one or more segregated, restricted accounts for the Cash required by Sections 2.4(b)(2) and 2.4(c)(2) of the Asset Purchase Agreement and for the Closing Cash Payment required by Section 2.4(a)(1) of the Asset Purchase Agreement and the Cash Contribution of Section 2.4(a)(2) of the Asset Purchase Agreement, less the amount of the Deposit (the “Closing Obligations”);

WHEREAS, the Trustee seeks proof of the ability of RMR and Hunter Drilling to satisfy the Closing Obligations as a condition to the Trustee’s agreement to consensually terminate the Asset Purchase Agreement;

WHEREAS, Hunter Drilling has provided to the Trustee pursuant to the terms of the Asset Purchase Agreement a deposit in the amount of $250,000 (the “Deposit”);

WHEREAS, Hunter Drilling, the Trustee and RMR have agreed upon: (i) the form of evidence to substantiate the ability of RMR and Hunter Drilling to perform the Closing Obligations; (ii) the terms and conditions for the return of the Deposit to Hunter Drilling upon termination of the Asset Purchase Agreement; and/or (iii) the terms and conditions for the retention of the Deposit by the Trustee if RMR and Hunter Drilling are unable to provide reasonably satisfactory evidence of their ability to satisfy the Closing Obligations pursuant to Section 2.4(a)(3) of the Asset Purchase Agreement.

2

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

1.                  Unless otherwise expressly provided to the contrary in this Agreement, capitalized terms used herein shall have the meaning set forth in the Asset Purchase Agreement.

2.                  On or before October 23, 2012, Hunter Drilling will deliver to the Trustee the following (the “Hunter Deliverables”):

(a)               Certification by counsel to Hunter Drilling of Hunter Drilling’s delivery into an escrow account, for which counsel to Hunter Drilling will serve as the escrow agent (the “Escrow Account”),1 Cash in the amount of $700,000, plus the amounts of any Exchanged Senior Debentures Shortfall and/or Exchanged Junior Debentures Shortfall as required under sub-paragraphs (b) and (c) below;

(b)              Copies of each Debenture Purchase Agreement, which shall be in the form substantially attached hereto as Exhibit A, with respect to the acquisition by RMR of Senior Series 2009A Debentures in an aggregate principal amount of at least $2,345,000.00 (or such lesser amount if Hunter Drilling has delivered an additional amount of Cash to the Escrow Account equal to the Exchanged Senior Debentures Shortfall );

1 The Escrow Account and the service of counsel to Hunter Drilling as escrow agent shall be subject to the terms of an Escrow Agreement, which will be executed simultaneously with this Agreement.

3

(c)              Copies of each Debenture Purchase Agreement, which shall be in the form substantially attached hereto as Exhibit A, with respect to the acquisition by RMR of Series 2009B Debentures in an aggregate principal amount of at least $1,050,000 (or such lesser amount if Hunter Drilling has deposited an additional amount of Cash to the Escrow Account equal to the Exchanged Junior Debentures Shortfall); and

(d)              RMR’s filing with the Securities and Exchange Commission (“SEC”) of a Form 8-K reflecting its acquisition of the Senior Series 2009A Debentures and the Series 2009B Debentures as required by sub-paragraphs (b) and (c) above.

3.                  In the event RMR and Hunter Drilling deliver the Hunter Deliverables on or before October 23, 2012, then: (a) the Trustee will deem the Closing Obligations satisfied; (b) the Asset Purchase Agreement will be deemed terminated pursuant to Section 6.1(a) of the Asset Purchase Agreement; and (c) the Trustee will cause the return of the Deposit by wire transfer of immediately available funds to an account designated by counsel to Hunter Drilling within two (2) business days of the delivery to the Trustee of the Hunter Deliverables.

4.                  In the event RMR and Hunter Drilling fail to deliver the Hunter Deliverables on or before October 23, 2012, then: (a) the Asset Purchase Agreement will be deemed terminated pursuant to Section 6.1(c)(iv) of the Asset Purchase Agreement; and (b) the Trustee will retain the Deposit pursuant to Sections 2.4(e)(5) and 6.2 of the Asset Purchase Agreement.

5.                  Upon the termination of the Asset Purchase Agreement in accordance with the terms of this Agreement, the Trustee, Hunter Drilling and RMR (the “Parties”) shall have no further obligations whatsoever under the Asset Purchase Agreement, and the Asset Purchase Agreement shall be deemed to be of no further force and effect. In addition, upon the termination of the Asset Purchase Agreement:

4

(a)               Hunter Drilling and RMR hereby fully, finally, and completely remise, release, acquit and forever discharge the Trustee and all managers, members, shareholders, affiliates, directors, officers, agents, employees, attorneys, representatives of the Trustee, and all present and former members of the Debenture Holders Steering Committee, of and from all claims, known or unknown, arising from or in connection with the Asset Purchase Agreement, the Plan of Reorganization, the Auction, the acquisition by RMR of any of the Series 2009 Debentures, the chapter 11 proceedings of O&G and Performance, and all claims arising from or relating to any alleged bad faith, breach of fiduciary duty, breach of good faith and fair dealing, anticipatory breach of the Asset Purchase Agreement, or violation of any statute or regulation arising from or in connection with any of the foregoing.

(b)              The Trustee hereby fully, finally, and completely remises, releases, acquits and forever discharges Hunter Drilling and RMR and all managers, members, shareholders, affiliates, directors, officers, agents, employees, attorneys and representatives of Hunter Drilling and RMR of and from all claims, known or unknown, arising from or in connection with the Asset Purchase Agreement, the Plan of Reorganization, the Auction, the acquisition by RMR of any of the Series 2009 Debentures, the chapter 11 proceedings of O&G and Performance, and all claims arising from or relating to any alleged bad faith, breach of fiduciary duty, breach of good faith and fair dealing, anticipatory breach of the Asset Purchase Agreement, or violation of any statute or regulation arising from or in connection with any of the foregoing.

5

6.                  This Agreement may be executed by the Parties in one or more counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same instrument. A facsimile transmission of a signed copy of this Agreement shall be effective as a valid and binding agreement between the Parties.

7.                  This Agreement shall be governed by the laws of the State of Mississippi without regard to rules concerning conflicts of laws.

8.                  Any claim or proceeding brought, arising out of or related to this Agreement shall be brought in the United States Bankruptcy Court for the Southern District of Mississippi, Jackson Division (the “Bankruptcy Court”), and the Bankruptcy Court shall retain jurisdiction to determine any and all such claims or proceedings. The Parties waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the bringing of any such claim or proceeding in the Bankruptcy Court.

Signatures on the following page.

6

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HUNTER DRILLING, LLC

By: /s/ Alan W. Barksdale

Alan W. Barksdale

President

RED MOUNTAIN RESOURCES, INC.

By: /s/ Alan W. Barksdale

Alan W. Barksdale

President & CEO

FIRST SECURITY BANK,
as Indenture Trustee

By:/s/ Frank Faust

Name: Frank Faust

Title:SVP

7